SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                         ------------------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                Date of report (Date of earliest  event  reported)
                     February 26, 1998 (February 11, 1998)


                          MASON-DIXON BANCSHARES, INC.
               (Exact name of Registrant as specified in Charter)



          Maryland                   0-20516                   52-1764929
(State or other Jurisdiction    (Commission File             (IRS Employer
      of incorporation)              Number)               Identification No.)




                    45 W. Main Street, Westminster, MD 21157
                (Address of Principal Executive Offices/Zip Code)



       Registrant's telephone number, including area code: (410) 857-3401



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)










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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.  Acquisition or Disposition of Assets.

         Effective at the close of business on February 11, 1998, Mason-Dixon Bancshares, Inc. ("Mason-Dixon") acquired substantially all of the assets of, and assumed certain liabilities of, Rose Shanis & Co., Inc., a Maryland corporation, Rose Shanis Sons, Inc., a Maryland corporation, Rose Shanis & Co., a Maryland general partnership, and Stephen Corp., a Maryland corporation (collectively, "Rose Shanis Companies"). A copy of the Asset Purchase Agreement, dated November 26, 1997, as amended on February 11, 1998, and Exhibits thereto, is filed herewith as Exhibits 2.1 and 2.2.

         Prior to the acquisition, Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., and Rose Shanis & Co. were engaged in the consumer finance business. The assets of Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., and Rose Shanis & Co. were acquired by Bay Finance, LLC, a Maryland limited liability company and subsidiary of Mason-Dixon formed for the purpose of effectuating the acquisition, which then changed its name to Rose Shanis Loans, LLC. Stephen Corp. was engaged in the sale of insurance products that were directly related to extensions of credit by the other Rose Shanis Companies. The assets of Stephen Corp. were acquired by Bay Insurance, LLC, a Maryland limited liability company and subsidiary of Mason-Dixon formed for the purpose of that acquisition.

         The consideration paid for the assets was $16,250,000 cash plus the assumption by Bay Finance, LLC of approximately $31,800,000 in scheduled liabilities. The amount of consideration was based on historical earnings of the Rose Shanis Companies. The purchase price is subject to adjustment based on the results of the 1997 year-end audit of the financial statements of the Rose Shanis Companies. The cash amount was paid from internally generated funds.

         One of the assumed liabilities of the Rose Shanis Companies was bank debt of $29,000,000 assumed by Bay Finance, LLC and guaranteed by Mason-Dixon. In connection with the assumption of that loan, Mason-Dixon and Bay Finance, LLC entered into a new loan agreement with NationsBank, N.A., Corestates Bank, N.A., and Harris Trust and Savings Bank, the proceeds of which were used to pay the assumed loan in full. The new loan is a revolving credit facility for up to $38,000,000, secured by substantially all assets of Bay Finance, LLC, guaranteed by Mason-Dixon and matures on June 11, 1998. Proceeds of the financing in excess of the amount of the assumed loan will be used for working capital for Bay Finance, LLC.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial   Statements   of   Business   Acquired.   Financial
                  statements of the businesses acquired will be filed within 60 days after the required filing of this report.

         (b) Pro Forma Financial Information. Required pro forma financial information will be filed within 60 days after the required filing of this report.

         (c)      Exhibits.

                           2.1      Asset Purchase Agreement, dated November 26,
                                    1997.

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                           2.2      Amendment to Asset Purchase Agreement, dated
                                    February 11, 1998.
                           2.3      Assumption  Agreement,  dated  February  11,
                                    1998.
                           2.4 Shareholders' Equity Escrow Agreement, dated February 11, 1998.
                           2.5      Indemnity   and  Escrow   Agreement,   dated
                                    February 11, 1998.
                           2.6      Guaranty   of   Payment   Agreement,   dated
                                    February 11, 1998.
                           2.7      Loan Agreement, dated February 11, 1998.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          MASON-DIXON BANCSHARES, INC.



Date: February 26, 1998               By:  /s/ Thomas K. Ferguson
                                          -----------------------
                                          Thomas K. Ferguson
                                          President and Chief Executive Officer



F5151.600


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                                  EXHIBIT INDEX



Exhibit
Number   Description of Exhibit                                          Page

2.1      Asset Purchase Agreement, dated November 26, 1997                  7

2.2      Amendment to Asset Purchase Agreement, dated                     100
         February 11, 1998

2.3      Assumption Agreement, dated February 11, 1998                    110

2.4      Shareholders' Equity Escrow Agreement, dated                     121
         February 11, 1998

2.5      Indemnity and Escrow Agreement, dated February 11, 1998          130

2.6      Guaranty of Payment Agreement, dated February 11, 1998           153

2.7      Loan Agreement, dated February 11, 1998                          172



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